Exhibit 3.30

BYLAWS

OF

FAMILY DOLLAR HOLDINGS, INC.

ARTICLE I

Offices

Section 1.                                           Principal Office. The principal office of the Corporation shall be located in the Town of Matthews, Mecklenburg County, North Carolina, or at such other place as the Board of Directors shall determine from time to time.

Section 2.                                           Registered Office. The registered office of the Corporation required by law to be maintained in the State of North Carolina may be, but need not be, identical with the principal office.

Section 3.                                           Other Offices. The Corporation may have any number of additional offices, at such other places as the Board of Directors may from time to time determine, or as the affairs of the Corporation may require.

ARTICLE II

Meetings of Shareholders

Section 1.                                           Place of Meetings. All meetings of shareholders shall be held at the principal office of the Corporation, or at such other place, either within or without the State of North Carolina as shall be determined by the Board of Directors or agreed upon by a majority of the shareholders entitled to vote thereat and designated in the notice of the meeting.

Section 2.                                           Annual Meeting. The annual meeting of the shareholders of the Corporation shall be held at 10:00 a.m. on the second Monday in September if not a legal holiday, but if a legal holiday on the next business day for the purpose of electing directors of the Corporation and for the transaction of such other business as may be properly brought before the meeting.

Section 3.                                           Substitute Annual Meeting. If the annual meeting shall not be held on the day designated by these Bylaws, a substitute annual meeting may be called in accordance with the provisions of Section 4 of this Article. A meeting so called shall be designated and treated for all purposes as the annual meeting.

Section 4.                                           Special Meetings. Special meetings of the shareholders may be called at any time by the Chairman of the Board, the Vice Chairman, the President, the Secretary, or the Board of Directors of the Corporation, or by any shareholder pursuant to written request of the holders of not less than one-tenth of all stock entitled to vote. Special meetings called by shareholders pursuant to this provision shall be held within thirty (30) days of the written request for the meeting by shareholders.

Section 5.                                           Notice of Meetings. Written or printed notice stating the date, time and place of each meeting of shareholders shall be delivered not less than ten nor more than sixty days before the date thereof, either personally or by mail, by or at the direction of the Chairman of the Board, the Vice Chairman, the President, the Secretary or other person calling the meeting, to each shareholder of record entitled to vote at such meeting; provided, that each shareholder, whether or not entitled to vote, shall be given notice of any meeting called for the purpose of approving a plan of merger or share exchange, a proposed sale of assets other than in the ordinary course of business, or the proposed dissolution of the Corporation.

In the case of an annual meeting, the notice of meeting need not specifically state the business to be transacted thereat unless it is a matter, other than the election of directors, on which the vote of shareholders is expressly required by the provisions of the North Carolina Business Corporation Act. In the case of a special meeting, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called.

When a meeting is adjourned, it is not necessary to give any notice of the adjourned meeting other than by announcement of the date, time and place of the adjourned meeting at the meeting at which the adjournment is taken, unless a new record date is or must be fixed under the provisions of the following Section 6. If a new record date is or must be so fixed, notice of the adjourned meeting must be given in accordance with this Section 5 to persons who are shareholders as of the new record date.

Section 6.                                           Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or determining shareholders entitled to take any other action, the Board of Directors may fix any future date as the record date provided that such date is not more than seventy days before the date set for the meeting or action. A new record date must be established if the meeting is adjourned to a date more than one hundred twenty days after the date fixed for the original meeting.

Section 7.                                           Voting Lists. On or before the second business day after notice of a shareholder meeting is given, the Secretary shall prepare an alphabetical list of the shareholders who are entitled to vote at such shareholder meeting. The list shall be arranged by voting group (and within each voting group by class or series of shares) and show the address and number of shares held by each shareholder. The shareholders list shall be available for inspection by any shareholder, beginning two business days after notice of the meeting is given and continuing through the meeting, at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held.

Section 8.                                           Quorum. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum exists with respect to that matter. Unless the North Carolina Business Corporation Act, or the Corporation’s Articles of Incorporation provide otherwise, a majority of the votes entitled to be cast on the matter by the voting group shall constitute a quorum of that voting group for action on that matter. If there is no quorum at the opening of a meeting of shareholders, such meeting may be adjourned from time to time by the vote of a majority of the shares voting on the motion to adjourn; and, at any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of the meeting unless a new record date is or must be set for the adjourned meeting.

Section 9.                                           Proxies. Shares may be voted either in person or by one or more agents authorized by a written proxy executed by the shareholder or by his duly authorized attorney-in-fact. A telegram, telex, facsimile or other form of wire or wireless communication appearing to have been transmitted by a shareholder, or a photocopy or equivalent reproduction of a writing appointing one or more proxies shall be sufficient to authorize a vote by proxy under this Section. A proxy is not valid after the expiration of eleven months from the date of its execution, unless the person executing it specifies therein some other period of time for which it is to continue in force, or limits its use to a particular meeting.

Section 10.                                    Voting of Shares. Unless the Articles of Incorporation provide otherwise, each outstanding share having voting rights with respect to a matter submitted to a vote at a meeting of shareholders shall be entitled to one vote on such matter. If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation, a Bylaw adopted by the shareholders or the North Carolina Business Corporation Act requires a greater number of affirmative votes. Voting on all matters, except the election of directors, shall be by voice vote or by a show of hands, unless the holders of one-tenth of the shares represented at the meeting shall, prior to the voting on any matter, demand a ballot vote on that particular matter.

Section 11.                                    Informal Action by Shareholders. Any action which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders who would be entitled to vote upon any such action at a meeting, and filed with the Secretary of the Corporation to be kept in the corporate minute book. Unless otherwise fixed in accordance with Section 6 above or the North Carolina Business Corporation Act, the record date for determining shareholders entitled to take action without a meeting is the date the first shareholder signs the consent. If the North Carolina Business Corporation Act requires that notice of the proposed action be given to nonvoting shareholders, written notice of the proposed action must be given to the nonvoting shareholders at least ten days before the action is taken by unanimous consent of the voting shareholders.

ARTICLE III

Directors

Section 1.                                           General Powers. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors or under the direction of such committees as the Board may establish pursuant to these Bylaws.

Section 2.                                           Number, Term, and Qualification. The number of directors of the Corporation shall be one (1). Each director shall hold office until his death, resignation, retirement, removal, disqualification, or his successor is elected and qualifies. Directors need not be resident of the State of North Carolina or shareholders of the Corporation.

Section 3.                                           Election of Directors. Except as provided in Section 5 of this Article, the directors shall be elected at each annual meeting of shareholders; and those persons who receive the highest number of votes shall be deemed to have been elected. If any shareholder so demands, election of directors shall be by ballot.

Section 4.                                           Removal. A Director may be removed from office with or without cause by a vote of shareholders only if the number of votes cast to remove such director exceeds the number of votes cast against removal. However, if the shareholders are entitled to vote cumulatively for the election of directors, an individual director may not be removed if the number of shares voting against the removal would be sufficient to elect such director if such shares were voted cumulatively at an annual election. Notwithstanding the foregoing, the entire Board of Directors may be removed from office by a vote of the shareholders if the number of votes cast to remove the entire Board of Directors exceeds the number of votes cast against removal. If any directors are so removed, new directors may be elected at the same meeting. A director may not be removed by the shareholders at a meeting unless the notice of the meeting states that the purpose or one of the purposes of the meeting is removal of the director; provided, however, that a director may be removed by the unanimous written consent of the shareholders.

Section 5.                                           Vacancies. A vacancy occurring in the Board of Directors, including without limitation a vacancy created by an increase in the authorized number of directors or the failure by the shareholders to elect the full authorized number of directors, may be filled by a majority of the remaining directors, though less than a quorum, or by the sole remaining director. The shareholders may elect a director at any time to fill a vacancy not filled by the directors.

ARTICLE IV

Meetings of Directors

Section 1.                                           Regular Meetings. A regular meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of shareholders. In addition, the Board of Directors may provide, by resolution, the time and place, either within or without the State of North Carolina, for the holding of additional regular meetings.

Section 2.                                           Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the Vice Chairman, the President, or any two directors. Such meetings may be held either within or without the State of North Carolina.

Section 3.                                           Notice of Meetings. Regular meetings of the Board of Directors may be held without notice. The person or persons calling a special meeting of the Board of Directors shall, at least two days before the meeting, give notice thereof by any usual means of communication (including oral notice), provided that such notice need not specify the purpose for which the meeting is called. Attendance by a director at, or his participation in, a meeting shall constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 4.                                           Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he objects at the beginning of the meeting (or promptly upon his arrival) to holding the meeting or transacting business at the meeting or unless his contrary vote is recorded or his dissent or abstention is otherwise entered in the minutes of the meeting or unless he shall file his written dissent or abstention with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent or abstention by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent or abstention shall not apply to a director who voted in favor of such action.

Section 5.                                           Quorum. A majority of the number of directors fixed by or pursuant to these Bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, of if no number is so fixed, a majority of directors in office immediately before the meeting begins shall constitute a quorum.

Section 6.                                           Manner of Acting. Except as otherwise provided in the Articles of Incorporation or in these Bylaws, if a quorum is present when the vote is taken, the act of a majority of the directors present shall be the act of the Board of Directors.

Section 7.                                           Telephonic Meetings. Unless otherwise restricted by the Articles of Incorporation, the Board of Directors may permit any or all of the directors to participate in a regular or special meeting of the Board or any committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 8.                                           Informal Action by Directors. Action taken by a majority of the directors without a meeting is nevertheless Board action, if written consent to the action in question is signed by all the directors and filed with the minutes of the proceedings of the Board, whether done before or after the action so taken. The action taken without a meeting shall be effective when the last director signs the consent, unless the consent specifies a different effective date.

ARTICLE V

Committees of the Board

Section 1.                                           Creation. The Board of Directors, by resolution adopted by a majority of the number of directors fixed by or pursuant to these Bylaws, may designate two or more directors to constitute an Executive Committee or other committees, each of which, to the extent authorized by law and provided in the resolution shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation, except as set forth in Section 6 of this Article V.

Section 2.                                           Vacancy. Any vacancy occurring in an Executive Committee or other committee shall be filled by a majority of the number of directors fixed by or pursuant to these Bylaws at a regular or special meeting of or by written consent of the Board of Directors, or if no number is so fixed, by a majority of directors in office immediately before the meeting begins.

Section 3.                                           Removal. Any member of an Executive Committee or other committee may be removed at any time, with or without cause, by a majority of the number of directors fixed by or pursuant to these Bylaws at a regular or special meeting of or by written consent of the Board of Directors, or if no number is so fixed, by a majority of the directors in office immediately before the meeting begins.

Section 4.                                           Minutes. The Executive Committee and any other committee shall keep regular minutes of its proceedings and report the same to the Board when required.

Section 5.                                           Responsibility of Directors. The designation of an Executive Committee or other committee and the delegation thereto of authority shall not alone operate to relieve the Board of Directors or any member thereof, of any responsibility or liability imposed upon it or him by law.

Section 6.                                           Restrictions on Committees. Neither the Executive Committee nor any other committee shall have the authority to (a) authorize distributions; (b) approve or propose to shareholders action that the North Carolina Business Corporation Act requires be approved by shareholders; (c) fill vacancies on the Board of Directors or on any of its committees; (d) amend the Articles of Incorporation; (e) adopt, amend or repeal Bylaws; (f) approve a plan of merger not requiring shareholder approval; (g) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or (h) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except within limits specifically prescribed by the Board of Directors.

ARTICLE VI

Officers

Section 1.                                           Number. The Board of Directors may elect from its own number a Chairman of the Board, and shall elect a President, a Treasurer and a Secretary (who may or may not be directors); and it may elect or appoint from time to time a Vice Chairman, a Controller and such Vice Presidents and other or additional officers as in its opinion are desirable for the conduct of the business of the Corporation. The Board of Directors may by resolution empower any officer or officers of the Corporation to appoint from time to time such Vice Presidents and other or additional officers as in the opinion of the officer(s) so empowered by the Board are desirable for the conduct of the business of the Corporation. Any two or more offices may be held by the same person, but no individual may act in more than one capacity where action of two or more officers is required.

Section 2.                                           Election and Term. The officers of the Corporation shall be elected or appointed by the Board of Directors or appointed by an officer empowered by the Board in accordance with Section 1 above. Such elections by the Board of Directors may be held at any regular or special meeting of the Board. Each officer shall hold office for a period of one year or until his death, resignation, retirement, removal, disqualification, or his successor is elected and qualifies.

Section 3.                                           Removal. Any officer or agent elected or appointed by the Board of Directors or appointed by an officer empowered by the Board may be removed by the Board with or without cause; but such removal shall be without prejudice to the contract rights, if any, of the persons so removed.

Section 4.                                           Compensation. The compensation of all officers of the Corporation shall be fixed by the Board of Directors.

Section 5.                                           Chairman of the Board. The Chairman of the Board of Directors, if elected, or, failing his election, the President, shall preside at all meetings of the Board of Directors and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.

Section 6.                                           Vice Chairman. The Vice Chairman shall be the chief financial and administrative officer of the Corporation and shall see that all orders of the Chairman of the Board and all orders and resolutions of the Board of Directors are carried into effect. The Vice Chairman shall perform such other duties and have such other powers and responsibilities as the Board of Directors or the Chairman of the Board may from time to time prescribe.

Section 7.                                           President. The President shall be the principal executive officer of the Corporation and, subject to the control and direction of the Board of Directors, shall supervise and control the management of the Corporation. He shall preside at all meetings of the directors in the absence of the Chairman of the Board and, in general, he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Chairman of the Board or by the Board of Directors from time to time.

Section 8.                                           Vice Presidents. In the absence or disability of the President or in the event of his death, inability or refusal to act, the Vice Presidents, in the order of their length of service as such, unless otherwise determined by the Board of Directors, shall perform the duties and exercise the powers of the President. In addition, the Vice President shall perform such other duties and have such other powers as the Board of Directors shall prescribe.

Section 9.                                           Secretary and Assistant Secretary. The Secretary shall keep as permanent records minutes of all meetings of its incorporators, shareholders and directors, a record of all actions taken by the shareholders or directors without a meeting, and a record of all actions taken by a committee of the Board of Directors in place of the Board and on behalf of the Corporation. He shall give all notices required by law and by these Bylaws. He shall have general charge of the corporate books and records and of the corporate seal, and he shall affix, or attest the affixing of, the corporate seal to any lawfully executed instrument requiring it. He shall have general charge of the stock transfer books of the Corporation and shall keep, at the registered or principal office of the Corporation, a record of the shareholders showing the name and address of each shareholder, and the number and class of the shares held by each. The Secretary shall keep or cause to be kept the following records of the Corporation at the principal office of the Corporation: (i) the Articles of Incorporation with all amendments thereto currently in effect; (ii) the Bylaws, as amended; (iii) minutes of all shareholder meetings and all shareholder written consents, in each case, for the immediately preceding three years; (iv) the names and business addresses of the current officers and directors; (v) the most recent annual report delivered to the Secretary of State of North Carolina; (vi) any and all resolutions adopted by the Board of Directors creating one or more classes or series of shares, and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding; (vii) all written communications to shareholders generally within the past three years; (viii) the financial statements required to be available to the shareholders for the past three years; and any other records required by §55-16-01 of the North Carolina General Statutes or any successor provision. The Secretary shall sign such instruments as may require his signature, and, in general, shall perform all duties as may be assigned to him from time to time by the Chairman of the Board, the President or by the Board of Directors. The Assistant Secretary shall render assistance to the Secretary in all the responsibilities hereinabove assigned.

Section 10.                                    Treasurer and Assistant Treasurer. The Treasurer shall have custody of all funds and securities belonging to the Corporation and shall receive, deposit or disburse the same under the direction of the Board of Directors. He shall keep full and accurate accounts of the finances of the Corporation in books especially provided for that purpose; he shall prepare or cause to be prepared annual financial statements of the Corporation, including a balance sheet as of the end of the fiscal year, an income statement for that year and a statement of cash flows for the year, and otherwise conforming to the requirements of §55-16-20 of the North Carolina General Statutes or any successor provision. The financial statements so prepared shall be kept available for inspection by any shareholder for a period of three years. The Treasurer shall mail the annual financial statements, or a written notice of their availability, to each shareholder within 120 days after the close of each fiscal year, and shall mail or otherwise deliver a copy of the latest such statement to any shareholder upon his written request therefor.

The Treasurer shall also prepare and file, or cause to be prepared and filed, all reports and returns required by Federal, State or local law and shall generally perform all other duties incident to his office and such other duties as may be assigned to him from time to time by the Chairman of the Board, the President or the Board of Directors. The Assistant Treasurer shall render assistance to the Treasurer in all the responsibilities hereinabove assigned.

Section 11.                                    Bonds. The Board of Directors may, by resolution, require any or all officers, agents and employees of the Corporation to give bond to the Corporation, with sufficient securities, conditioned on faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board of Directors.

ARTICLE VII

Contracts. Loans and Deposits

Section 1.                                           Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 2.                                           Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 3.                                           Checks and Drafts. All checks, drafts or other orders for the payment of money issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4.                                           Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such depositories as the Board of Directors shall direct.

ARTICLE VIII

Stock Certificates and Their Transfer

Section 1.                                           Certificates for Shares. Certificates representing shares of the Corporation shall be issued, in such form as the Board of Directors shall determine, to every shareholder for the fully paid shares owned by him. These certificates shall bear the corporate seal and shall be signed by the Chairman of the Board, the Vice Chairman, the President or the Vice President and the Secretary or Treasurer (or Assistant Secretary or Assistant Treasurer). These certificates shall also state the name of the issuing corporation and that it is organized under the law of North Carolina, the name of the person to whom it is issued, and the number and class of shares and the designation of the series, if any, the certificate represents. If the issuing corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations applicable to each class and the variations and rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) shall be summarized on the front or back of each certificate, or each certificate shall state that the corporation will furnish the shareholder such information in writing and without charge. The certificates shall be consecutively numbered or otherwise identified; and the name and address of the persons to whom they are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.

Section 2.                                           Transfer of Shares. Transfer of shares shall be made on the stock transfer books of the Corporation only upon surrender of the certificates for the shares sought to be transferred by the record holder thereof or by his duly authorized agent, transferee or legal representative. All certificates surrendered for transfer shall be canceled before new certificates for the transferred shares shall be issued.

Section 3.                                           Lost Certificates. The Board of Directors may authorize the issuance of a new share certificate in place of a certificate claimed to have been lost or destroyed, upon receipt of an affidavit of such fact from the person claiming the loss or destruction. When authorizing such issuance of a new certificate, the Board may require the claimant to give the Corporation a bond in such sum as it may direct to indemnify the Corporation against loss from any claim with respect to the certificate claimed to have been lost or destroyed; or the Board may, by resolution reciting that the circumstances justify such action, authorize the issuance of the new certificate without requiring such a bond.

Section 4.                                           Holder of Record. The Corporation may treat as absolute owner of shares the persons in whose name the shares stand of record on its books, just as if that person has full competency, capacity and authority to exercise all rights of ownership, irrespective of any knowledge or notice to the contrary or any description indicating a representative, pledge or other fiduciary relationship or any reference to any other instrument or to the rights of any other person appearing upon its record or upon the share certificate, except that any person furnishing to the Corporation proof of his appointment as a fiduciary shall be treated as if he were a holder of record of its shares.

ARTICLE IX

General Provisions

Section 1.                                           Distributions to Shareholders. The Board of Directors may from time to time authorize, and the Corporation may make, distributions to its shareholders (including, without limitation, dividends and distributions involving acquisition of the Corporation’s shares) in the manner and upon the terms and conditions provided by law, and subject to the provisions of its Articles of Incorporation. If the Board of Directors does not fix the record date for determining shareholders entitled to a distribution, the record date shall be the date the Board of Directors authorizes the distribution; provided, that no record date is necessary for distributions involving the acquisition by the Corporation of its own shares from a specific shareholder or group of shareholders.

Section 2.                                           Seal. The corporate seal of the Corporation shall consist of two concentric circles between which is the name of the Corporation and North Carolina and in the center of which is inscribed “Corporate Seal.”

Section 3.                                           Waiver of Notice. Whenever any notice is required to be given to any shareholder or director under the provisions of the North Carolina Business Corporation Act or under the provisions of the Articles of Incorporation or Bylaws of this Corporation, a waiver thereof in writing signed by the person or persons entitled to such notice and delivered to the Corporation for inclusion in the minutes or filing in the corporate records, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

Section 4.                                           Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors.

Section 5.                                           Amendments. Except as otherwise provided herein, in the Articles of Incorporation or in the North Carolina Business Corporation Act, these Bylaws (including this Section 5) may be amended or repealed and new Bylaws may be adopted at any regular or special meeting of the Board of Directors. The Board of Directors shall have no power to amend or repeal any Bylaw, or to adopt any new Bylaw, which in either case has the effect of: (1) requiring the presence of more votes for a quorum of any voting group of shareholders than is required by law; (2) requiring more affirmative votes to constitute action on a particular matter by any voting group of shareholders than are required by law; (3) changing the size of the Board of Directors from a fixed number to a variable-range or vice versa, changing the range of a variable-range size board, or expanding the authority of the Board of Directors to otherwise increase, decrease or fix the number of directors; (4) classifying and staggering the election of directors; or (5) expanding the right(s) of directors to indemnification from the Corporation beyond the indemnification authorized or mandated under Sections 55-8-51 and 55-8-52, respectively, of the North Carolina General Statutes, unless such expansion meets one or more of the requirements of Section 55-8-31(a)(1), (2) and (3) of the North Carolina General Statutes.

No Bylaws adopted, amended or repealed by the shareholders may be readopted, amended or repealed by the Board of Directors unless the Articles of Incorporation or a Bylaw adopted by the shareholders authorizes the Board of Directors to adopt, amend or repeal that particular Bylaw or the Bylaws generally.

A Bylaw that fixes a greater quorum or voting requirement for the Board of Directors may be adopted, amended or repealed only in accordance with the provisions of § 55-10-22 of the North Carolina General Statutes.

Section 6.                                           Indemnification. Any person who at any time serves or has served as a director or officer of the Corporation, or in such capacity at the request of the Corporation for any other foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or as trustee or administrator under an employee benefit plan, shall have a right to be indemnified by the Corporation to the fullest extent permitted by law against (a) reasonable expense, including attorneys’ fees, actually and necessarily incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether or not brought by or on behalf of the Corporation, seeking to hold him liable by reason of the fact that he is or was acting in such capacity, and (b) reasonable payments made by him in satisfaction of any judgment, money decree, fine, penalty or settlement for which he may have become liable in any such action, suit or proceeding. Additionally, the Corporation may from time to time on an individual basis, and in the sole discretion of the Board of Directors, extend the foregoing rights to indemnification to employees or agents of the Corporation.

To the extent permitted by law, expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified hereunder by the Corporation.

If a person claiming a right to indemnification under this Section obtains a non-appealable judgment against the Corporation requiring it to pay substantially all of the amount claimed, the claimant shall be entitled to recover from the Corporation the reasonable expense (including reasonable legal fees) of prosecuting the action against the Corporation to collect the claim.

Notwithstanding the foregoing provisions, the Corporation shall not indemnify or agree to indemnify any person against liability or litigation expense he may incur (i) on account of such person’s activities which were at the time taken known or believed by such person to be clearly in conflict with the best interests of the Corporation; or (ii) as a result of any improper benefit realized by such person.

The Board of Directors of the Corporation shall take all such action as may be necessary and appropriate to authorize the Corporation to pay the indemnification required and/or permitted by this bylaw, including without limitation, to the extent needed, making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnify due him and giving notice to, and obtaining approval by, the shareholders of the Corporation.

Any person who at any time after the adoption of this bylaw serves or has served as a director or officer of or on behalf of the Corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provision of this bylaw.

Unless otherwise provided herein, the indemnification extended to a person who has qualified for or been permitted indemnification under the provisions of this Section 6 shall not be terminated when the person has ceased to be a director, officer, employee or agent for all causes of action against the indemnified party based on acts and events occurring prior to the termination of the relationship with the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person.

The rights granted herein shall not be limited by the provisions contained in Section 55-8-51 of the North Carolina General Statutes or any successor to such statute.

Section 7.                                           Counterpart Execution; Facsimile Execution. Any documents contemplated by or required under these Bylaws may be executed in any number of counterparts with the same effect as if all of the required signatories had signed the same document. Such executions may be transmitted to the Corporation and any other parties hereto by facsimile and such facsimile execution shall have the full force and effect of original signature. All fully executed counterparts, whether original executions or facsimile executions or a combination, shall be construed together and shall constitute one and the same agreement.

* * * * * * * * * * * * * * * * * * * *

THESE BYLAWS WERE READ, APPROVED AND ADOPTED BY THE SOLE DIRECTOR of FAMILY DOLLAR HOLDINGS, INC. AS OF THE 17th DAY OF NOVEMBER, 1997.

/s/ George R. Mahoney, Jr.
George R. Mahoney, Jr.
Secretary